Exhibit 99.T3(c)


                          PRIMEDEX HEALTH SYSTEMS, INC.

                                       AND

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                     TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER , 2003

                                       TO

                                    INDENTURE

                            DATED AS OF JUNE 25, 1993




           11.5% SERIES A CONVERTIBLE SUBORDINATED DEBENTURES DUE 2008




                                   EXHIBIT T3C

                                TABLE OF CONTENTS


Article   Section    Heading                                          Page
-------   -------    ------------------------------------------       ----

I                    DEFINITIONS AND RULES
                        OF CONSTRUCTION                                 2

          1.01       Definitions                                        2
          1.02       Other Definitions                                  3
          1.03       Rules of Construction                              3

II                   THE SECURITIES                                     3

          2.01       Form and Dating                                    3
          2.02       Execution and Authentication                       4
          2.03       Registrar, Paying Agent and
                        Conversion Agent                                4
          2.04       Paying Agent to Hold Money in Trust                4
          2.05       Holder Lists                                       4
          2.06       Transfer and Exchange                              5
          2.07       Replacement Securities                             5
          2.08       Outstanding Securities                             5
          2.09       Treasury Securities                                5
          2.10       Temporary Securities                               5
          2.11       Cancellation                                       6
          2.12       Defaulted Interest                                 6

III                  REDEMPTION                                         6

          3.01       Notices to Trustee                                 6
          3.02       Selection of Securities to be Redeemed             6
          3.03       Notice of Redemption                               6
          3.04       Effect of Notice of Redemption                     7
          3.05       Deposit of Redemption Price                        7
          3.06       Securities Redeemed in Part                        7

IV                   COVENANTS                                          7

          4.01       Payment of Securities                              7
          4.02       SEC Reports                                        7
          4.03       Compliance Certificate                             8
          4.04       Limitation on Dividends; Stock
                        Purchase and Senior Debt                        8
          4.05       Maintenance of Offices or Agencies for
                        Registration of Transfer, Conversion,
                        Exchange and Payment of Debentures              8

Article   Section    Heading                                           Page
-------   -------    ------------------------------------------        ----

          4.06       Appointment to Fill a Vacancy in
                        the Office of Trustee                            9
          4.07       Provision as to Paying Agent                        9
          4.08       Corporate Existence                                10
          4.09       Maintenance of Properties                          10
          4.10       Payment of Taxes and Other Claims                  10

V                    SUCCESSORS                                         10

          5.01       When Company May Merge, etc.                       10

VI                   DEFAULTS AND REMEDIES                              11

          6.01       Events of Default                                  11
          6.02       Acceleration                                       11
          6.03       Other Remedies                                     12
          6.04       Waiver of Past Defaults                            12
          6.05       Control by Majority                                12
          6.06       Limitation on Suits                                12
          6.07       Rights of Holders to Receive Payment
                        or Convert Securities                           13
          6.08       Collection Suit by Trustee                         13
          6.09       Trustee May File Proofs of Claim                   13
          6.10       Priorities                                         13
          6.11       Undertaking for Costs                              13

VII                  TRUSTEE                                            14

          7.01       Duties of Trustee                                  14
          7.02       Rights of Trustee                                  14
          7.03       Individual Rights of Trustee                       14
          7.04       Trustee's Disclaimer                               15
          7.05       Notice of Defaults                                 15
          7.06       Reports by Trustee to Holders                      15
          7.07       Compensation and Indemnity                         16
          7.08       Replacement of Trustee                             16
          7.09       Successor Trustee by Merger, etc.                  17
          7.10       Eligibility; Disqualification                      17

VIII                 DISCHARGE OF INDENTURE                             17

          8.01       Termination of Company's Obligations               17
          8.02       Application of Trust Money                         18
          8.03       Repayment to Company                               18




                                       II

Article   Section    Heading                                           Page
-------   -------    ------------------------------------------        ----

IX                   AMENDMENTS                                         18

          9.01       Without Consent of Holders                         18
          9.02       With Consent of Holders                            18
          9.03       Revocation and Effect of Consents                  19
          9.04       Notation on or Exchange of Securities              19
          9.05       Trustee Protected                                  19

X                    CONVERSION                                         19

          10.01      Conversion Privilege                               19
          10.02      Conversion Procedure                               20
          10.03      Fractional Shares                                  20
          10.04      Taxes on Conversion                                20
          10.05      Adjustment for Change in Capital Stock             21
          10.06      Subscription Offerings                             21
          10.07      Current Market Price                               22
          10.08      Minimum Adjustment                                 22
          10.09      When Adjustment May be Deferred                    22
          10.10      Number of Shares                                   22
          10.11      When No Adjustment Required                        23
          10.12      Notice of Adjustment                               23
          10.13      Voluntary Reduction                                23
          10.14      Notice of Certain Transactions                     23
          10.15      Reorganization of Company                          23
          10.16      Company Determination Final                        24
          10.17      Trustee's Disclaimer                               24

XI                   SUBORDINATION                                      24

          11.01      Agreement to Subordinate                           24
          11.02      Certain Definitions                                24
          11.03      Liquidation, Dissolution, Bankruptcy               25
          11.04      Default on Senior Debt                             25
          11.05      Acceleration of Securities                         26
          11.06      When Distribution Must be Paid Over                27
          11.07      Notice by Company                                  26
          11.08      Subrogation                                        26
          11.09      Relative Rights                                    26
          11.10      Subordination May Not be Impaired
                        by Company                                      26
          11.11      Distribution or Notice to Representative           27
          11.12      Rights of Trustee and Paying Agent                 27



                                      iii
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                         TABLE OF CONTENTS (CONTINUED)


Article   Section    Heading                                           Page
-------   -------    ------------------------------------------        ----

XII                  MISCELLANEOUS                                      27

          12.01      Notices                                            27
          12.02      Communications by Holders with
                        other Holders                                   27
          12.03      Certificate and Opinion as to
                        Conditions Precedent                            28
          12.04      Statements Required in Certificate
                        or Opinion                                      28
          12.05      Rules by Trustee and Agents                        28
          12.06      Legal Holidays                                     28
          12.07      No Recourse Against Others                         28
          12.08      Duplicate Originals                                28
          12.09      Miscellaneous                                      29
          12.10      Governing Law                                      29
          12.11      Incorporation by Reference of
                        Trust Indenture Act                             29

SIGNATURES

EXHIBIT A - FORM OF SECURITY

         FIRST SUPPLEMENTAL INDENTURE dated as of October , 2003 between PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as trustee (the "Trustee").

                  WHEREAS, the Company and the Trustee entered into an Indenture dated as of June 25, 1993 (the "Original Indenture"), and

                  WHEREAS, on September 4, 2003, the Company filed a petition under Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the Bankruptcy Court"), commencing the Company's Chapter 11 case; and

                  WHEREAS, by order dated October ___, 2003 (the "Confirmation Order"), entered by the Bankruptcy Court pursuant to section 1129 of the Bankruptcy Code, the Bankruptcy Court confirmed the Company's reorganization plan dated July 28, 2003, as amended (the "Plan"); and

                  WHEREAS, Section II.C.6 of the Plan provides, among other things, that the Original Indenture will be amended as set forth herein; and

                  WHEREAS, Section II.D.4 of the Plan and paragraph 45 of the Confirmation Order direct the Company and the Trustee to enter into this First Supplemental Indenture to effectuate the amendments required by the Plan.

                  NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal ratable benefit of the Holders of the Company's 11.5% Series A Convertible Subordinated Debentures due June 30, 2008 (the "Securities").

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01   DEFINITIONS

"Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

"Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

"Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

"Company" means the party named as such above until a successor replaces it and thereafter means the successor.

"Default" means any event which is, or after notice or passage of time would be, an Event of Default.

"Holder" means a person in whose name a Security is registered.

"Indenture" means the Indenture dated as of June 25, 1993 between the Company and the Trustee, as amended and restated by this First Supplemental Indenture dated as of October , 2003 and as further amended from time to time.

"Officers' Certificate" means a certificate signed by two Officers. See Sections
         12.03 and 12.04.

"Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.03 and 12.04.

"Principal" of a debt security means the principal of the security plus the premium, if any, on the security.

"SEC" means the Securities and Exchange Commission.

"Subsidiary" means any entity of which at least a majority of the capital  stock having ordinary voting power for the election of directors or other governing body of such entity (other than securities having such power only by reason of the happening of a contingency) shall be owned by the Company directly or indirectly through one or more of such Subsidiaries.

"Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

"TIA" means the Trust Indenture Act of 1939, as amended.

"Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02   OTHER DEFINITIONS

         Term                                           Defined in Section
         ----                                           ------------------
         "Bankruptcy Law"                                      6.01
         "Common Stock"                                       10.01
         "Conversion Agent"                                    2.03
         "Current Market Price"                               10.07
         "Custodian"                                           6.01
         "Event of Default"                                    6.01
         "Existing Conversion Price"                          10.06
         "Indebtedness"                                       11.02
         "Legal Holiday"                                      12.06
         "Officer"                                            12.09
         "Paying Agent"                                        2.03
         "Registrar"                                           2.03
         "Representative"                                     11.02
         "Senior Indebtedness"                                11.02
         "U.S. Government Obligations"                         8.01

SECTION 1.03   RULES OF CONSTRUCTION

Unless the context otherwise requires (i) a term has the meaning assigned to it;
(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (iii) "or" is not exclusive; (iv) words in the singular include the plural, and in the plural include the singular; and (v) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.01   FORM AND DATING

The Securities shall be in the form of Exhibit A, which is part of and incorporated into this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.

SECTION 2.02   EXECUTION AND AUTHENTICATION

         (a) Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

         (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Trustee shall authenticate Securities for original issue in the aggregate principal amount stated in paragraph 4 of Exhibit A upon a written order of the Company signed by two officers. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03   REGISTRAR, PAYING AGENT AND CONVERSION AGENT

The Company shall maintain an office or agency where Securities may be presented for registration or transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where Securities may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

SECTION 2.04   PAYING AGENT TO HOLD MONEY IN TRUST

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. If the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

SECTION 2.05   HOLDER LISTS

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06   TRANSFER AND EXCHANGE

Where Securities are presented to the Registrar or a co-registrar with a request to register, transfer or to exchange them for an equal principal amount of Securities the Trustee shall permit the Registrar or co-registrar to register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10, 3.06 or 10.02.

SECTION 2.07   REPLACEMENT SECURITIES

If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

SECTION 2.08   OUTSTANDING SECURITIES

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. If Securities are considered paid under
Section 4.01, they cease to be outstanding and interest on them ceases to accrue. A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

SECTION 2.09   TREASURY SECURITIES

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.10   TEMPORARY SECURITIES

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

SECTION 2.11   CANCELLATION

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of canceled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X.

SECTION 2.12   DEFAULTED INTEREST

If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.01   NOTICES TO TRUSTEE

If the Company determines to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed at least 40 days before the redemption date.

SECTION 3.02   SELECTION OF SECURITIES TO BE REDEEMED

If less than all the Securities are to be redeemed, the Securities to be redeemed will be redeemed pro rata or by lot. The Trustee shall make the selection not more than 35 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03   NOTICE OF REDEMPTION

At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed. The notice shall identify the Securities to be redeemed and shall state (i) the redemption date and redemption price; (ii) the conversion price;
(iii) the name and address of the Paying Agent and Conversion Agent; (iv) that Securities called for redemption may be converted at any time before the close of business on the redemption date; (v) that Holders who want to convert Securities must satisfy the requirements in paragraph 7 of the Securities; (vi) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and (vii) that interest on Securities called for redemption ceases to accrue on and after the redemption date. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

SECTION 3.04   EFFECT OF NOTICE OF REDEMPTION

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05   DEPOSIT OF REDEMPTION PRICE

On or before the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities.

SECTION 3.06   SECURITIES REDEEMED IN PART

Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01   PAYMENT OF SECURITIES

The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate borne by the Securities. It shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02   SEC REPORTS

The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

SECTION 4.03   COMPLIANCE CERTIFICATE

The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the Certificate shall describe the Default and its status. The Certificate need not comply with Section 12.04. See Section 12.09.

SECTION 4.04   LIMITATION ON DIVIDENDS: STOCK PURCHASE AND SENIOR INDEBTEDNESS

         (a) The Company will not declare or pay any cash dividends on, or make any distribution to the holders of, any shares of capital stock of the Company, other than dividends or distributions payable in such capital stock, and neither the Company nor any Subsidiary will purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Company or warrants or rights to acquire such capital stock if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, an Event of Default shall have occurred and be continuing.

         (b) The provisions of this Section 4.04 shall not prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions hereof,
(ii) the retirement of any shares of the Company's capital stock in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its capital stock (other than any preferred stock which by its terms must be redeemed by the Company prior to the maturity date of the Securities), and neither such retirement nor the proceeds of any such sale or exchange shall be included in any computation made under this Section 4.04.

SECTION 4.05 MAINTENANCE OF OFFICES OR AGENCIES FOR REGISTRATION OF TRANSFER, CONVERSION, EXCHANGE AND PAYMENT OF DEBENTURES

So long as any of the Debentures shall remain outstanding, the Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (a "Registrar"), an office or agency where Debentures may be presented for payment (a "Paying Agent"), an office or agency where Debentures may be presented for conversion (a "Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Debentures may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent.

The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands or fails to give the foregoing notice, the Trustee shall act as such Agent.

The Company appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 4.06   APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF TRUSTEE

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.07   PROVISION AS TO PAYING AGENT

         (a) If the Company shall appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.07:

                  (1) that it will hold all sums held by it as such Agent for the paying of the principal of (and premium, if any) or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the persons entitled thereto, and

                  (2) that it will give the Trustee prompt oral notice confirmed in writing of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of (and premiums, if any) or interest on the Debentures when the same shall be due and payable.



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


         (b) Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Debentures entitled to such principal (or premium, if any) or interest, and (unless such Paying Agent is the Trustee), the Company will promptly notify the Trustee of its failure so to act.

         (c) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (and premium, if any) or interest on any Debentures, set aside, segregate and hold in trust for the benefit of the Holders, and will pay such principal (and premium, if any) or interest so becoming due and will notify the Trustee of any failure to take such action.

         (d) Anything in this Section 4.07 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.07, such sums to be held by the Trustee upon the trusts herein contained.

SECTION 4.08   CORPORATE EXISTENCE

Subject to Section 5.01, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary and the rights (charter and statutory) and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries considered as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of Debentures.

SECTION 4.09   MAINTENANCE OF PROPERTIES

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or of the Subsidiary concerned, desirable in the conduct of its business or business of any Subsidiary and not disadvantageous in any material respect to the Holders of Debentures.

SECTION 4.10   PAYMENT OF TAXES AND OTHER CLAIMS

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                                    ARTICLE V

                                   SUCCESSORS

SECTION 5.01   WHEN COMPANY MAY MERGE, ETC.

The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its assets to, any person unless (i) the person is a corporation, partnership or trust organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; (ii) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if pursuant to section 10.15, the Company or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities; (iii) immediately after the transaction no Event of Default exists or is continuing; and (iv) such transaction does not adversely affect the validity or the enforceability of the Securities. The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.01   EVENTS OF DEFAULT

         (a) An "Event of Default" after execution and delivery of this First Supplemental Indenture occurs if (i) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise; (iii) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below; (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 60 days.

         (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         (c) A Default under clause 6.01 (a) (iii) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02   ACCELERATION

If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities outstanding by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of at least a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

SECTION 6.03   OTHER REMEDIES

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04   WAIVER OF PAST DEFAULTS

The Holders of at least a majority in principal amount of the Securities outstanding by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest in any Security or a Default under Article X.

SECTION 6.05   CONTROL BY MAJORITY

The Holders of at least a majority in principal amount of the Securities outstanding may direct the time, method and place of conducting any proceeding for and remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Holder or would involve the Trustee in personal liability.

SECTION 6.06   LIMITATION ON SUITS

         (a) A Holder may pursue a remedy with respect to this Indenture or the Securities only if (i) the Holder gives to the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in principal amount of the Securities outstanding make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the Holders of at least a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

         (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07   RIGHTS OF HOLDERS TO RECEIVE PAYMENT OR CONVERT SECURITIES

         (a) Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on his Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective due dates, shall not be impaired or affected without the consent of the Holder.

         (b) Notwithstanding any other provisions of this Indenture, the right of any Holder to bring suit for the enforcement of his right to convert his Security shall not be impaired or affected without the consent of the Holder.

SECTION 6.08   COLLECTION SUIT BY TRUSTEE

If an Event of Default specified in clauses 6.01(a)(i) or (ii) above occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

SECTION 6.09   TRUSTEE MAY FILE PROOFS OF CLAIM

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property.

SECTION 6.10   PRIORITIES

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order: first to the Trustee for amounts due under Section 7.07; second to holders of Senior Indebtedness to the extent required by Article XI; third to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and fourth to the Company. The Trustee may fix a record date and payment date for any payment to Holders.

SECTION 6.11   UNDERTAKING FOR COSTS

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by the Trustee, a condition for the institution of such suit shall be given by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in principal amount of the Securities.

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01   DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that (i) this paragraph does not limit the effect of Paragraph (b) of this Section; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise, any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02   RIGHTS OF TRUSTEE

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

SECTION 7.03   INDIVIDUAL RIGHTS OF TRUSTEE

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 7.04   TRUSTEE'S DISCLAIMER

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

SECTION 7.05   NOTICE OF DEFAULTS

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06   REPORTS BY TRUSTEE TO HOLDERS

Within 60 days after the reporting date stated in Section 12.09, the Trustee shall mail to Holders a brief report dated as of such reporting date that contains the type of information required by Section 313(a) of the Trust
Indenture Act of 1939 to the extent such report is then required to be transmitted pursuant to Section 313(a). A copy of each report at the time of its mailing to holders shall be filed with each stock exchange on which the Securities are listed.

SECTION 7.07   COMPENSATION AND INDEMNITY

         (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         (b) The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity and the Company shall defend the claim. The Trustee may have separate counsel but the fees and expenses of such counsel shall be borne by the Trustee unless the Company shall not have promptly employed counsel to assume the defense of the claim, in which event such fees and expenses shall be borne by the Company. The Company shall have the right, in its sole discretion, to satisfy or settle any claim for which indemnification has been sought and is available hereunder as long as such satisfaction or settlement is at no cost to the Trustee. The Company need not pay for any settlement made without its consent or reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         (c) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. When the Trustee incurs expenses or renders services after an Event of Default specified in clauses 6.01 (a) (iv) or (v) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08   REPLACEMENT OF TRUSTEE

         (a) The Trustee, or any successor Trustee, may at any time resign by giving written notice of such resignation to the Company and to the Holders the latter notice to be given by mailing (first class mail) within 30 days after such notice is given to the Company. The resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section. The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if (i) the Trustee fails to comply with Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

         (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (c) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (d) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Paragraph 7.07(c).

SECTION 7.09   SUCCESSOR TRUSTEE BY MERGER, ETC

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10   ELIGIBILITY; DISQUALIFICATION

This Indenture shall always have a Trustee who shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia which is (i) authorized under such laws to exercise corporate trust powers, and (ii) subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. The Trustee shall always have a combined capital and surplus as stated in Section 12.09. This Indenture shall never have a Trustee that directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company.

SECTION 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent therein indicated.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

SECTION 8.01   TERMINATION OF COMPANY'S OBLIGATIONS

         (a) The Company may terminate all of its obligations under this Indenture if (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one year period and only if Article XI permits it. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 7.07, 7.08 and 8.03,
and in Article X, shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07 and 8.03 shall survive.

         (b) After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in Paragraph (a) above.

         (c) In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         (d) "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

SECTION 8.02   APPLICATION OF TRUST MONEY

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 above. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article XI.

SECTION 8.03   REPAYMENT TO COMPANY

The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.01   WITHOUT CONSENT OF HOLDERS

The Company and the Trustee may amend this Indenture or the Securities without the consent of any Holder to (i) cure any ambiguity, defect or inconsistency;
(ii) comply with Sections 5.01 and 10.15; or (iii) make any change that does not adversely affect the right of any Holder.

SECTION 9.02   WITH CONSENT OF HOLDERS

         (a) The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities outstanding. However, without the consent of each Holder affected, an amendment under this Section may not: (i) reduce the amount of Securities whose Holders must consent to an amendment; (ii) reduce the rate of or change the time for payment of interest on any Security; (iii) reduce the principal of or change the fixed maturity of any Security; (iv) make any Security payable in money other than that stated in the Security; (v) make any change in Sections 6.04 or 6.07 or the second sentence of Section 9.02; (vi) make any change that adversely affects the right to convert any Security; or
(vii) make any change in Article XI that adversely affects the rights of any Holder.

         (b) An amendment under this Section may not make any change that adversely affects the rights under Article XI of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

         (c) After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

SECTION 9.03   REVOCATION AND EFFECT OF CONSENTS

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.04   NOTATION ON OR EXCHANGE OF SECURITIES

The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

SECTION 9.05   TRUSTEE PROTECTED

The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                    ARTICLE X

                                   CONVERSION

SECTION 10.01  CONVERSION PRIVILEGE

A Holder may convert his Security into Common Stock of the Company at any time during the period stated in Paragraph 7 of the Securities. "Common Stock" means Common Stock of the Company as it exists on the date this Indenture is originally signed. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount converted by the conversion price in effect on the conversion date. The initia conversion price is stated in Paragraph 7 of the Securities. The conversion price is subject to adjustment. A Holder may convert a portion of a Security if the portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

SECTION 10.02  CONVERSION PROCEDURE

To convert a Security a Holder must satisfy the requirements in Paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Company shall deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and funds required to account for any fractional share as provided in Section 10.03 below. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date. No payment or adjustment will be made for accrued interest on a converted Security. If the Security is surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (except any Security or portion thereof that is to be redeemed on a Redemption Date that occurs during such period), the Common Stock delivered upon conversion of the Security will be accompanied by an interest payment pro-rated to the conversion date and no further interest will be paid with respect to the converted Security. If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted. Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered. If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities. All shares of Common Stock which may be issued upon conversion of the Securities shall be full paid and non-assessable. The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is then listed.

SECTION 10.03  FRACTIONAL SHARES

The Company will not issue a fractional share of Common Stock or scrip, upon conversion of a Security. Instead the Company will pay a cash amount to the Converting Holder equal to the fractional share to which he would otherwise be entitled based upon the Current Market Price for the Common Stock (determined in accordance with the second and third sentence of Section 10.07 herein) on the conversion date.

SECTION 10.04  TAXES ON CONVERSION

If a Holder converts his Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than his.

SECTION 10.05  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK

Except as provided in Section 10.15 herein, if the Company shall (i) distribute shares of Common Stock as a dividend or distribution to all holders of the Common Stock; (ii) distribute shares of its capital stock (other than Common Stock) as a dividend or distribution on its Common Stock; (iii) subdivide its outstanding Common Stock, (iv) combine its outstanding Common Stock into a smaller number of shares, or (v) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case the conversion privilege and the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number and kind of shares which he would have owned immediately following such action if he had converted the Security immediately prior to such action. Such adjustment shall be made successively whenever such event shall occur. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder upon conversion of his Security may receive shares of two or more classes of capital stock of the Company, the Company's Board of Directors shall determine, in good faith, the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

SECTION 10.06  SUBSCRIPTION OFFERINGS

In case the Company shall issue rights, options, warrants or convertible securities to all holders of Common Stock entitling them to subscribe for or purchase Common Stock at a price per share (or having a conversion price per share, in the case of a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights, then in each such case the conversion price shall be adjusted by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (including the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (including the additional shares of Common Stock into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; PROVIDED, HOWEVER, that, to the extent the shares of Common Stock are not delivered, the conversion price shall be readjusted after the expiration of such rights, options, warrants or convertible securities (but only as to those Securities which are not converted after such expiration), to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of delivery of only the number of shares of Common Stock actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company's Board of Directors. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

SECTION 10.07  CURRENT MARKET PRICE

For the purpose of any computation under Section 10.06 above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 20 consecutive trading days commencing 35 trading days before such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or similar organization if NASDAQ is no longer reporting such information, or by the National Daily Quotation Bureau or similar organization if the Common Stock is not then quoted on an inter-dealer quotation system. If on any such date the Common Stock is not quoted by any such organization, the fair value of the Common Stock on such date, as determined by the Company's Board of Directors, shall be used.

SECTION 10.08  MINIMUM ADJUSTMENT

No adjustment in the conversion price shall be required if such adjustment is less than one percent of the conversion price as last adjusted PROVIDED, HOWEVER, that any adjustments which by reason of this Section 10.08 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article X shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

SECTION 10.09  WHEN ADJUSTMENT MAY BE DEFERRED

In any case in which this Article X shall require that an adjustment in the conversion price be made effective as of a record date for a specified event, if a Security shall have been converted after such record date the Company may elect to defer until the occurrence of such event issuing to the Holder of such Security the shares, if any, issuable upon such conversion over and above the shares, if any, issuable upon such conversion on the basis of the conversion price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall delivery to such Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 10.10  NUMBER OF SHARES

Upon each adjustment of the conversion price as a result of the calculations made in Sections 10.05 and 10.06 above, the Securities shall thereafter evidence the right to purchase, at the adjusted conversion price, that number of shares (calculated to the nearest hundredth) obtained by dividing (i) the product obtained by multiplying the number of shares purchasable upon conversion of the Securities prior to adjustment of the number of shares by the conversion price in effect prior to adjustment of the conversion price by (ii) the conversion price in effect after such adjustment of the conversion price.

SECTION 10.11  WHEN NO ADJUSTMENT REQUIRED

No adjustment  need be made for a transaction  referred to in Sections 10.05 and
10.06 if Holders are permitted to participate in the transaction on a basis no less favorable than any other party and at a level which would preserve the Holders' percentage equity participation in the Common Stock upon conversion of the Securities. No adjustment need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the part value or to no par value of the Common Stock. If the Securities become convertible solely into cash, no adjustment need be made thereafter. Interest will not accrue on the cash.

SECTION 10.12  NOTICE OF ADJUSTMENT

Whenever the conversion price is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificates shall be evidence that the adjustment is correct.

SECTION 10.13  VOLUNTARY REDUCTION

The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. Whenever the conversion price is reduced, the Company shall mail to Holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect. A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.05 and
10.06 above.

SECTION 10.14  NOTICE OF CERTAIN TRANSACTIONS

If (i) the Company takes any action that would require an adjustment in the conversion price pursuant to this Article X; (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 10.15; or (iii) there is a liquidation or dissolution of the Company, the

Company shall mail to Holders a notice stating the proposed record date for a distribution or effective date of a reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

SECTION 10.15  REORGANIZATION OF COMPANY

If the Company is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which he would have owned immediately after the consolidation, merger, transfer or lease if he had converted the Security immediately before the effective date of the transaction. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor company shall mail to Holders a notice briefly describing the supplemental indenture. If this Section applies, Section
1.05 above does not apply.

SECTION 10.16  COMPANY DETERMINATION FINAL

Any determination that the Company or the Board of Directors must make pursuant to this Article X shall be conclusive, absent manifest error.

SECTION 10.17  TRUSTEE'S DISCLAIMER

The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under
Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent other than the Company shall have the same protection under this Section 10.17 as the Trustee.


                                   ARTICLE XI

                                  SUBORDINATION

SECTION 11.01  AGREEMENT TO SUBORDINATE

The Company agrees, and each Holder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

SECTION 11.02  CERTAIN DEFINITIONS

         (a) "Indebtedness" means all indebtedness of the Company for money borrowed, other than the Securities being issued pursuant to this Indenture. Indebtedness for money borrowed, with respect to the Company, means (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money (including without limitation, fees, penalties and other obligations in respect thereof), whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument, (iii) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles, and
(iv) any amendment, renewal, extension or refinancing of any such indebtedness.

         (b) "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         (c) "Senior Indebtedness" means the principal of and premium, if any, and interest (including post-petition interest, if any) on, and any other payment due pursuant to the terms of instruments creating or evidencing Indebtedness of the Company outstanding on the date of this Indenture or Indebtedness thereafter created, incurred, assumed or guaranteed by the Company and all renewals, extensions and refundings thereof, which is payable to banks or other traditional long-term institutional lenders such as insurance companies and pension funds, unless in the instrument creating or evidencing such Indebtedness, it is expressly provided that such Indebtedness is not senior in right of payment to the Securities. Notwithstanding the foregoing, Senior Indebtedness with respect to the Company or any Subsidiary shall not include (i) any Indebtedness of the Company to any subsidiary for money borrowed or advanced from such Subsidiary and (ii) any Indebtedness representing the redemption price of any preferred stock.

         (d) A distribution as referred to in this Article XI may consist of cash, securities or other property.

SECTION 11.03  LIQUIDATION, DISSOLUTION, BANKRUPTCY

Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property (i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal of and interest to the date of payment on the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on Securities; and (ii) until the Senior Indebtedness is paid in full in cash, any distribution to which Holders would be entitled but for this Article XI shall be made to holders of Senior Indebtedness as their interest may appear, except that Holders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

SECTION 11.04  DEFAULT ON SENIOR INDEBTEDNESS

The Company may not pay principal or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if (i) a default on Senior Indebtedness occurs and is continuing that permits holders of Senior Indebtedness to accelerate its maturity, and (ii) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 11.12. The Company may resume payments on the Securities and may require them when (A) the default is cured or waived, or (B) 120 days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article XI otherwise permits the payment or acquisition at that time.

SECTION 11.05  ACCELERATION OF SECURITIES

If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this Article XI permits the payment at that time.

SECTION 11.06  WHEN DISTRIBUTION MUST BE PAID OVER

If a distribution is made to Holders that because of this Article XI should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

SECTION 11.07  NOTICE BY COMPANY

The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal or interest on the Securities to violate this Article XI.

SECTION 11.08  SUBROGATION

After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article XI to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

SECTION 11.09  RELATIVE RIGHTS

This Article XI defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall (i) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal and interest on the Securities in accordance with their terms; (ii) affect the relative rights of Holders and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders. If the Company fails because of this Article XI to pay principal or interest on a Security on the due date, the failure is still a Default.

SECTION 11.10  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY

No rights of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

SECTION 11.11  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

SECTION 11.12  RIGHTS OF TRUSTEE AND PAYING AGENT

The Trustee or Paying agent may continue to make payments on the Securities until it receives notice satisfactory to it that payments may not be made under this Article XI. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative may give the notice. The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                   ARTICLE XII

                                  MISCELLANEOUS

SECTION 12.01  NOTICES

Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 12.9. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notice or communications. Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.02  COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS

The Trustee, within five business days after receipt of a written application by any three or more Holders stating that they desire to communicate with other Holders with respect to their rights under the Indenture or Securities, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned his Securities for a period of at least six months preceding the date of such application, shall inform such applicants as to the approximate number of Holders and the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application. The Trustee shall, upon the written request of such applicants, mail to all Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall determine, in good faith, that such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. In connection with any such communications, the Company and the Trustee shall have the protection of TIA Section 312(c).

SECTION 12.03  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel stating that in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.04  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (i) a statement that the person making such Certificate or Opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based; (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 12.05  RULES BY TRUSTEE AND AGENTS

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.06  LEGAL HOLIDAYS

A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.07  NO RECOURSE AGAINST OTHERS

All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

SECTION 12.08  DUPLICATE ORIGINALS

The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.09  MISCELLANEOUS

         (a) "Officer" means the President, any Vice-President, the Treasurer or the Secretary of the Company.

         (b) The Trustee shall initially serve as authenticating agent. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

         (c) The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on October 31, 1993.

         (d) The reporting date for Section 7.06 is January 31, of each year. The first reporting date is January 31, 1994.

         (e) The Trustee, and any successor Trustee, shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

         (f) The Company's address is:

             Primedex Health Systems, Inc.
             1510 Cotner Avenue
             Los Angeles, CA 90025

             The Trustee's address is:

             American Stock Transfer & Trust Company
             Trust Department
             59 Maiden Lane, Plaza Level
             New York, NY 10038


SECTION 12.10  GOVERNING LAW

The laws of the state of New York shall govern this Indenture and the Securities.

SECTION 12.11 TRUST INDENTURE ACT CONTROLS; INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, the required or deemed provision shall control. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "COMMISSION" means the SEC.

               "INDENTURE SECURITIES" means the Securities.

               "INDENTURE SECURITY HOLDER" means a Securityholder.

               "INDENTURE TO BE QUALIFIED" means this Indenture.

               "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

               "OBLIGOR" on the Securities means the Company.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.


                                   SIGNATURES


PRIMEDEX HEALTH SYSTEMS, INC.               AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY



By                                          By
   -------------------------------              --------------------------------
         President                                   Vice President

Dated:                                      Dated:
      ----------------------------                ------------------------------



Attest:



                              [SEAL]
-----------------------------
           Secretary

                                                                       EXHIBIT A


REGISTERED


Number                                           $
       --------------------                        -----------------------------


                          PRIMEDEX HEALTH SYSTEMS, INC.

       11.5% SERIES A CONVERTIBLE SUBORDINATED DEBENTURE DUE JUNE 30, 2008


                                                 CUSIP
                                                       -------------------------


PRIMEDEX HEALTH SYSTEMS, INC., a New York corporation promises to pay to



________________________________________________________________________________
or registered assigns,

the principal sum of __________________________________Dollars on June 30, 2008.

     Interest Payment Dates:    January 1, April 1, July 1, and October 1
     Record Dates:              December 15, March 15, June 15, and September 15

     The provisions on the back of this certificate are incorporated as if set forth on the face of this certificate.


Dated:                             , 2003
      ----------------------------

Authenticated to be one of the Debentures described in the Indenture referred to herein.


AMERICAN STOCK TRANSFER                   PRIMEDEX HEALTH SYSTEMS, INC.
& TRUST COMPANY, TRUSTEE

By:                                       By:
   ----------------------------               ----------------------------------
         Authorized Officer                   Howard G. Berger, M.D., President



                                          By:
                                              ----------------------------------
                                              Norman R. Hames, Secretary

Original Issue Date: October     , 2003

                          PRIMEDEX HEALTH SYSTEMS, INC.

                11.5% Series A Convertible Subordinated Debenture

                                Due June 30, 2008


         1. INTEREST. Primedex Health Systems, Inc., a New York corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company will pay interest quarterly on January 1, April 1, July 1, and October 1 of each year (the "Interest Payment Dates") commencing within five (5) business days after the Effective Date of the Plan identified in the Indenture referred to herein. Interest on this Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid by the Company, from July 1, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on this Debenture (except defaulted interest) to the person who is the registered holder of this Debenture at the close of business on the December 15, March 15, June 15, and September 15, as the case may be, next preceding the interest payment date (the "Regular Record Dates"). Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal of, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

         3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent,
Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Conversion Agent without notice. The Company or any Affiliates thereof may act as Paying Agent, Registrar, co-Registrar or Conversion Agent, except in certain circumstances.

         4. INDENTURE. The Company issued the Debentures under an Indenture dated as of June 25, 1993 as amended and restated by a First Supplemental Indenture dated as of , 2003 (as so amended and restated, the "Indenture") between the Company and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Act") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the Act for a statement of them. The Debentures are general unsecured obligations of the Company limited to $25,875,000 aggregate principal amount (except for Debentures issued in substitution for destroyed, lost or stolen Debentures). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

         5. REDEMPTION AT OPTION OF COMPANY. The Debentures are redeemable at the option of the Company by resolution of its Board of Directors, at any time on or after July 1, 2005 and prior to maturity, in whole or from time to time in part in $1,000 principal amounts or integral multiples thereof, at the following redemption prices (expressed as percentages of the principal amount) plus, in each case, interest accrued and unpaid on the Debentures to the date fixed for redemption (the "Redemption Date").

         If redeemed during the 12-month period beginning July 1, in the year indicated, the redemption price shall be:

                                   REDEMPTION

                                                     REDEMPTION
                  YEAR                                 PRICE
                  ----                               ----------
                  2005..............................   103%
                  2006..............................   103%
                  2007..............................   103%

         The Debentures are also redeemable, at the Company's option by resolution of its Board of Directors, in whole or in part in $1,000 principal amounts or integral multiples thereof, at any time after July 1, 2005 if the average closing price for the Company's Common Stock as reported by NASDAQ or the principal exchange on which the Common Stock is then traded equals or exceeds the per share conversion price of the Debentures then in effect by at least $2.00 for twenty (20) consecutive trading days ending within fifteen (15) days prior to mailing of the notice of redemption. In such instance, the Redemption Price will be at par ($1,000 per $1,000 principal amount of indebtedness) plus accrued and unpaid interest to the Redemption Date.

         6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Debentures or portions of them called for redemption and for which funds have been delivered to the Trustee.

         7. CONVERSION. A holder of a Debenture may convert it into shares of Common Stock of the Company at any time before the close of business on June 30, 2008. If the Debenture is called for redemption, the holder may convert it at any time before the close of business on the date fixed for redemption. The conversion price is $2.50 per share, subject to adjustment in certain events as set forth in the Indenture. To determine the number of shares issuable upon conversion of a Debenture, divide the principal amount converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100th share. On conversion, no payment or adjustment for interest accrued on the Debentures will be made. The Company will deliver its check for any fractional share.

         To convert a Debenture a holder must (1) complete and sign the conversion notice on the back of the Debenture, (2) surrender the Debenture to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. If a holder surrenders a Debenture for conversion during the period from the close of business on a regular record date next preceding an interest payment date to the opening of business on such interest payment date, the Common Stock delivered to the Holder upon conversion of the Debenture will be accompanied by an interest payment pro-rated to the date of delivery of the Debenture for conversion and no further interest will be paid. A holder may convert a portion of a Debenture if the portion is $1,000 or an integral multiple of $1,000.

         8. SUBORDINATION. The Debentures are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Debentureholder by accepting a Debenture agrees to such subordination and authorizes the Trustee to give it effect.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Debenture or portion of a Debenture selected for redemption, or transfer or exchange any Debentures for a period of 15 days before a selection of Debentures to be redeemed.

         10. PERSONS DEEMED OWNERS. The registered holder of a Debenture may be treated as the owner of it for all purposes.

         11. UNCLAIMED MONEY. If money for the payment of principal of, premium, if any, or interest on the Debentures remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After such payment, holders entitled to any portion of such money must look to the Company for payment as general creditors unless an applicable law designates another person.

         12. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions requiring the consent of each Debentureholder to be effected, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Debentures, and any past default or compliance with certain provisions may be waived with the consent of the holders of a majority in principal amount of the outstanding Debentures. Without the consent of any Debentureholder, the Company may amend or supplement the Indenture or the Debentures to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Debentures in addition to certificated Debentures, or to make any change that does not adversely affect the rights of any Debentureholder.

         13. SUCCESSOR CORPORATION. Except as set forth in the Indenture, when a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, and upon the satisfaction of certain other conditions provided in the Indenture, the predecessor corporation will be released from those obligations.

         14. DEFAULTS AND REMEDIES. An Event of Default is any of the following events occurring after execution and delivery of the First Supplemental
Indenture:  (i) default  for 30 days in payment of  interest on the  Debentures;
(ii) default in payment of principal, or premium, if any, when due on the Debentures; (iii) failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Debentures; or (iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Debentures may declare all the Debentures to be due and payable immediately. Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, holders of a majority in principal amount of the outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

         15. TRUSTEE DEALINGS WITH COMPANY. American Stock Transfer & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may make loans to (including loans which constitute Senior Indebtedness), accept deposits from, and perform services for the Company or any Affiliate thereof, and may otherwise deal with the Company or any Affiliate thereof, as if it were not Trustee.

         16. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Debentureholder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

         17. AUTHENTICATION. This Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Debenture.

         18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Company will furnish to any Debentureholder upon written request and without charge a copy of the Indenture. Requests may be made to: Primedex Health Systems, Inc. 1510 Cotner Avenue, Los Angeles, CA 90025. Attention:
Corporate Communications.

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below and have your signature medallion guaranteed: I or we assign and transfer this Debenture to:

________________________________________________________________________________
 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Dated:                 , 200        Signed:
      -----------------     --              ------------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Debenture)

Signature Guarantee:
                     -----------------------------------------------------------

Important Notice: When you sign your name to this Assignment Form without filling in the name of your "Assignee" or "Agent," this Debenture becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed Debenture, it is recommended that you either (i) fill in the name of the new owner in the "Assignee" blank, or (ii) if you are sending the signed Debenture to your bank or broker, fill in the name of the bank or broker in the "Agent" blank. Alternatively, instead of using this Assignment Form, you may sign a separate "power of attorney" Form and then mail the unsigned Debenture and the signed "power of attorney" in separate envelopes. For added protection, use certified or registered mail for a Debenture.

                                CONVERSION NOTICE

To convert this Debenture into Common Stock of the Company, check the box: [_]

To convert only part of this Debenture, state the amount:  $ ___________________
                                             (must be in multiples of $1,000.00)

If you want the stock certificate made out in another person's name, fill in the form below and have your signature guaranteed:


--------------------------------------------------------------------------------
   (Please insert other person's social security or tax identification number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type other person's name, address and zip code)

Dated:                 , 200        Your signature:
      -----------------     --                     -----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Debenture)

Signature Guarantee:
                     -----------------------------------------------------------